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                                   EXHIBIT 1

                           CONSENT OF LEGAL COUNSEL

I hereby consent to the use of my name in the disclosure statement included as part of this Post-Effective Amendment No. 55 to this Registration Statement and to the reference made to me under the caption "Legal Opinion" in such disclosure statement.

                                           /s/ Susan N. Roth
                                           -----------------
                                           Susan N. Roth

April 30, 2001